UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 21, 2015

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4742 N. 24th Street Suite 300
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01                          OTHER INFORMATION.

On December 21, 2015, the Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), announced the positive results of a special meeting of the shareholders of AutoTek Incorporated ("AutoTek"), who voted to approve a transaction whereby the Company will purchase a source code asset (the "Source Code") from AutoTek.  Prior to the shareholder meeting, the Company has been using the Source Code pursuant to a License Agreement with AutoTek.

The special meeting was held on December 21, 2015.  At the special meeting, sufficient shares were represented in person or by proxy to constitute a quorum of the AutoTek shares, and the holders of a majority of the total outstanding shares of AutoTek common stock voted in favor of the entry into the Asset Purchase Agreement by AutoTek and the sale of the Source Code asset to the Company (the "Asset Purchase Transaction").  The Company and AutoTek will work together to close the Asset Purchase Transaction as soon as possible.

Dissenters' Rights

The AutoTek Board of Directors did not believe that the sale of the Source Code to the Company constituted a sale of "all or substantially all" of the assets of AutoTek, in light of AutoTek's prior research and development efforts into the automotive parts products, including the brake safety system.  However, because AutoTek had not generated revenues from operations, and in light of the difficulty of determining whether the Acquired Assets constitute all or substantially all of AutoTek's assets, the AutoTek Board of Directors agreed to provide dissenters' rights to the AutoTek stockholders.

To receive payment of the fair value of his or her shares, the shareholder was required to comply in all respects with the requirements and procedures set forth in the Arizona Act for the exercise of dissenters' rights.  Any holder of stock of AutoTek who wished to dissent from the Asset Purchase Transaction involving the sale of AutoTek's source code and to obtain payment of the fair value of his shares was required to deliver to AutoTek, before the vote was taken on the Asset Purchase Transaction, written notice of the shareholder's intention to demand payment for his shares if the Asset Purchase Transaction is effectuated and not vote his shares in favor of such Asset Purchase Transaction.

No AutoTek shareholders provided such notice, and as such, the dissenters' rights have been waived.

Because the Share Exchange is voluntary, no dissenters' rights were granted in connection with the Share Exchange.

 Share Exchange

In light of the approval by the stockholders of AutoTek of the Asset Purchase Transaction, the Share Exchange Offer commenced on December 21, 2015, and will be open for a period (the "Exchange Period") of forty-five (45) calendar days, or through Thursday, February 4, 2016.  AutoTek stockholders may tender shares of AutoTek stock for participation in the Share Exchange during the Exchange Period.  Any AutoTek stockholder who tenders AutoTek shares in the Share Exchange has the right to withdraw any such shares tendered at any time until the closing of the Exchange Period.  The Company agreed to use its best efforts to issue the shares of Alpine 4 Class A common stock within fifteen (15) Business Days following the Close of the Exchange Period.  The Company and AutoTek agreed that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any AutoTek shareholders who have not tendered their shares of AutoTek's common stock may not participate in the Share Exchange.  Additionally, any AutoTek stockholders who to elect to not participate in the Share Exchange will remain stockholders of AutoTek

At any time during the Exchange Period, AutoTek shareholders may tender their shares of AutoTek common stock to Alpine 4, pursuant to the steps outlined in the Registration Statement, and will receive in exchange, following the closing of the Exchange Period, six (6) shares of Alpine 4 Class A common stock for each one (1) share of AutoTek common stock tendered.  AutoTek and the Company will use their best efforts to communicate with all of the AutoTek shareholders regarding the Asset Purchase Transaction, the results of the vote at the AutoTek Special Meeting, and the Share Exchange.  There is no minimum number of shares of AutoTek common stock that must be tendered in the Share Exchange.  As noted, if 100% of the outstanding shares of AutoTek are tendered in connection with the Share Exchange, Alpine 4 will issue 150,000,000 shares of its  Class A common stock.  Until the closing of the Share Exchange, Alpine 4 cannot determine how many Exchange Shares will be issued.

At the close of the Exchange Period, any AutoTek shareholders who have not tendered their AutoTek shares will not be entitled to participate in the Share Exchange.  They will continue to hold shares of AutoTek common stock, and AutoTek management anticipates that AutoTek (as an entity) will continue as a separate entity.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated December 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, President
(Principal Executive Officer, Principal Financial Officer)

 Date: December 30, 2015